Exhibit 10.46
2019 Incentive Options Terms and Conditions
This instrument (the “Terms and Conditions”) evidences the grant effective on the date set forth in Schedule 1 attached hereto (the “Grant Date”) of an award of a 2019 Stock Option to you (the “Participant”) by Coty Inc., a Delaware corporation (the “Company”). Any term capitalized but not defined in these Terms and Conditions will have the meaning set forth in the Company’s Equity and Long-Term Incentive Plan, as amended and restated (the “Plan”).

ARTICLE I
STOCK OPTIONS

Section 1.1Option Grant. In accordance with the terms of the Plan and subject to these Terms and Conditions, the Company hereby grants to the Participant as of the Grant Date an option (the “2019 Stock Option”) to purchase all or any part of the aggregate number of Shares set forth on Schedule 1 hereto (the “Option Shares”). This Option is a nonqualified stock option and is not intended to be an incentive stock option within the meaning of Code Section 422.

Section 1.2Exercise Price. The Exercise Price of the 2019 Stock Option will be the Fair Market Value of a share of the Company’s Class A Common Stock on the Grant Date.

Section 1.3Vesting, Exercisability and Clawback of Option. The Participant may exercise this Option only after it has become vested and exercisable in accordance with the following:

(a)	In General. The Option shall vest and become exercisable as follows, provided that the Participant remains in continuous Service through such dates:

(i)	Sixty percent (60%) of the 2019 Stock Option shall vest on the 3rd anniversary of the Grant Date;

(ii)	Twenty percent (20%) of the 2019 Stock Option shall vest on the 4th anniversary of the Grant Date;

(iii)	Twenty percent (20%) of the 2019 Stock Option shall vest on the 5th anniversary of the Grant Date.
Each of the dates described in clauses (i), (ii), and (iii) is a “Vesting Date”.

(b)
Change in Control. If, within twelve months following a Change in Control, (i) the Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) the Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, the Option shall vest and become exercisable on the date of such termination or resignation.

(c)
Joint Venture. If the Participant becomes an employee of a Joint Venture during the period in which the Option (or any portion thereof) remains subject to vesting in accordance with Section 1.3(a) above, the vesting of the Option shall be tolled beginning on the date the Participant becomes an employee of the Joint Venture and shall recommence on the date the Participant again becomes an Employee. Accordingly, the vesting schedule set forth in Section 1.3(a) above shall be extended by the number of days the Participant was an employee of the Joint Venture, but in no event shall the Option vest or become exercisable beyond the Expiration Date.

(d)
Retirement, Death, or Disability. The Option shall vest and become exercisable to the extent provided in Section 5.1 in the event of the Participant’s termination of Service by reason of Retirement, death, or Disability.

(e)
Forfeiture and Clawback. Notwithstanding any provision of these Terms and Conditions to the contrary, if all or any portion of the Participant’s Elite Stock Options are forfeited and canceled pursuant to Section 2.3(e) of the Participant’s Elite Subscription Agreement, a percentage of the 2019 Stock Option equal to the same percentage of the Participant’s Elite Stock Options that are forfeited and canceled pursuant to such Section 2.3(e) shall be immediately forfeited and canceled.

ARTICLE II
EXPIRATION

Subject to Article V, the Option will expire on the tenth anniversary of the Grant Date (the “Expiration Date”).
ARTICLE III
TRANSFERABILITY OF OPTION
Section 3.1    General. Except as provided in Section 3.2, (i) no Option granted under the Plan and these Terms and Conditions may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and (ii) the Option shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Section 3.2    Successor Obligations. Subject to applicable law, Options may be transferred to any Successor. Such transferred Options may not be further sold, transferred, pledged, assigned or otherwise alienated by the Successor, and shall be subject in all respects to these Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.

ARTICLE IV
EXERCISE OF OPTION
Section 4.1    Notice of Exercise. After the Option has become vested, and while it remains exercisable in accordance with the terms of these Terms and Conditions, the Participant may exercise the Option in whole or in part on any Exercise Date permitted under Section 16.6 of the Plan (Securities Law Compliance) by delivering a signed, written exercise notice to the Company. The notice shall indicate the number of Shares being purchased. The Option must be exercised as to a whole number of Shares.

Section 4.2    Payment of Exercise Price. The Participant must pay the Exercise Price of the Option at the time of exercise as follows: (i) in cash or by check payable to the order of the Company; (ii) by means of a cashless exercise procedure approved by the Committee or, with respect to participants who are not Executive Officers, or its designee; or (iii) any combination of the foregoing.

Section 4.3    Withholding Obligation. The withholding obligation upon the Participant’s exercise of the Option must be satisfied by paying the amount of required withholding to the Company. If the Participant does not pay the amount of required withholding to the Company, the Company will withhold from the Shares delivered to the Participant the amount of funds required to cover any Withholding Tax at the maximum statutory rates in the applicable jurisdiction(s) incurred by reason of such exercise of the Option.

Section 4.5    Use of Shares. Shares used to satisfy the Exercise Price and/or any required withholding tax will be valued at their Fair Market Value, determined in accordance with the Plan.

Section 4.6    Condition of Transfer. The Company will issue no Shares pursuant to the Option before the Participant has paid the Exercise Price and any withholding obligation in full.

ARTICLE V
TERMINATION OF SERVICE
Upon termination of Service with the Company or an Affiliate, the Participant’s right to exercise the Option will be subject to the following rules:

Section 5.1    Retirement, Disability or Death. In the event a Participant’s Service terminates by reason of Retirement, Disability or death:

(a)
A pro-rata portion of the 2019 Stock Option that remains outstanding and unvested after application of the forfeiture provision of Section 1.3(e) shall become vested. Such pro-rata portion shall equal the portion of the 2019 Stock Option that would have become vested pursuant to Section 1.3(a) hereof at the next scheduled Vesting Date multiplied by a fraction, the numerator of which is the number of days that have elapsed from the Grant Date or the most recent Vesting Date, as applicable, to the date of the Participant’s termination of Service and the denominator of which is the number of days between the Grant Date or the most recent Vesting Date, as applicable, and the next scheduled Vesting Date for such portion of the 2019 Stock Option.

(b)
The portion of an Option that is vested (whether by application of Section 5.1(a) above or otherwise) on the date the Participant terminates Service due to Retirement, Disability or death shall remain exercisable through the second (2nd) anniversary of the date of the Participant’s termination of Service (but in no event beyond the Expiration Date) and shall thereafter expire.

(c)
Any unvested portion of the Option as of the date of termination (other than any portion thereof that becomes vested pursuant to Section 5.1(a)) shall be forfeited and canceled, without consideration, on the date of termination of Service.

Section 5.2    Other Termination of Service. Except as provided in Section 1.3(b) if the Participant’s Service terminates for any reason other than Retirement, Disability or death:

(a)	Any unvested portion of the Option as of the date of termination shall be forfeited and canceled on the date of termination, and

(b)
Subject to Section 5.3 below, the vested portion, if any, of the Option shall remain exercisable through (A) the date that is six months after the Participant’s termination of Service, if the six month period commences in an open trading window, or (B) if the six month period commences in a closed trading window, the date that is six months from the first day of the next open trading window. Any vested Option remaining outstanding after such date shall thereafter expire.

Section 5.3     Option Expiration. In no event may the Option be exercised after the Expiration Date.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PARTICIPANT
The Participant, severally as to itself only and not jointly as to or with anyone else, hereby represents and warrants to the Company as follows:
Section 6.1    Authority and Enforceability. The Participant has full power and authority to enter into these Terms and Conditions, the execution and delivery of which has been duly authorized and these Terms and Conditions constitutes a valid and legally binding obligation of the Participant, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
Section 6.2    No Conflict; Required Filings and Consents. The execution, delivery and performance by the Participant of these Terms and Conditions and the consummation by the Participant of the transactions contemplated hereby do not and will not (a) violate any law, or (b) require any consent or approval of any person, including any registration or filing with, or notice to any governmental authority.
Section 6.3    Investment Purpose; Independent Decision. Any Shares the Participant acquires are solely for the Participant’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution attributable to the Shares.  The Participant acknowledges and agrees that the decision to acquire the Shares pursuant to these Terms and Conditions and the decisions whether, to what extent, and the method used to satisfy the Subscription Amount (as defined in the Elite Subscription Agreement), whether by borrowing or otherwise, are decisions that he or she makes and executes independently, and that neither the Company nor its agents shall be liable with respect to any action the Participant takes in connection with acquiring the Shares pursuant to these Terms and Conditions.

ARTICLE VII
GENERAL PROVISIONS

Section 7.1    Nontransferability.

(a)
Except as provided in Section 7.1(b), no 2019 Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and all rights with respect to the 2019 Stock Option shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its sole discretion, require the Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

(b)
Subject to applicable law, all or a portion of the 2019 Stock Option may be transferred to a Successor. Such transferred 2019 Stock Option may not be further sold, transferred, pledged, assigned or otherwise alienated by the Successor, and shall be subject in all respects to the terms of these Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.

Section 7.2     Securities Law Requirements.

(a)
If at any time the Committee determines that issuing Shares would violate applicable securities laws, the Company will not be required to issue such Shares. The Committee may declare any provision of these Terms and Conditions or action of its own null and void, if it determines the provision or action fails to comply with the short-swing trading rules. As a condition to exercise, the Company may require the Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.

(b)
No Person who acquires Shares under these Terms and Conditions may sell the Shares, unless they make the offer and sale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Securities Act.

Section 7.3    No Limitation on Rights of the Company. The grant of the 2019 Stock Option does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
Section 7.4     Participant to Have No Rights as a Shareholder. Before the date as of which the Participant is recorded on the books of the Company as the holder of any Shares, the Participant will have no rights as a shareholder with respect to those Shares.
Section 7.5     Notice. Any notice or other communication required or permitted under these Terms and Conditions must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given when delivered personally or, if mailed, three (3) days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to:
Coty Inc.
350 Fifth Avenue
New York, New York 10118
Attention: General Counsel

Notice to the Participant should be sent to the address on file with the Company. Either party may change the Person and/or address to which the other party must give notice under this Article 7 by giving such other party written notice of such change, in accordance with the procedures described above.

Section 7.6     Successors. All obligations of the Company under these Terms and Conditions will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business of the Company, or a merger, consolidation, or otherwise.
Section 7.7    Governing Law. To the extent not preempted by federal law, these Terms and Conditions will be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.
Section 7.8     Plan and Terms and Conditions Not a Contract of Employment or Service. Neither the Plan nor these Terms and Conditions are a contract of employment or Service, and no terms of the Participant’s employment or Service will be affected in any way by the Plan, these Terms and Conditions or related instruments, except to the extent specifically expressed therein. Neither the Plan nor these Terms and Conditions will be construed as conferring any legal rights on the Participant to continue to be employed or remain in Service with the Company, nor will it interfere with any Company Party’s right to discharge the Participant or to deal with him or her regardless of the existence of the Plan, these Terms and Conditions or the Award.
Section 7.9     Plan Document Controls. The rights granted under these Terms and Conditions are in all respects subject to the provisions set forth in the Plan to the same extent and with the same effect as if set forth fully in these Terms and Conditions. If the terms of these Terms and Conditions conflict with the terms of the Plan document, the Plan document will control.
Section 7.10     Amendment of the Terms and Conditions. These Terms and Conditions may be amended unilaterally by the Committee to the extent provided under the Plan, or by a written instrument signed by both parties.
Section 7.11    Entire Agreement. These Terms and Conditions, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of these Terms and Conditions and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter.
Section 7.12     Administration. The Committee administers the Plan and these Terms and Conditions. The Participant’s rights under these Terms and Conditions are expressly subject to the terms and conditions of the Plan, including any guidelines the Committee adopts from time to time. The Participant hereby acknowledges receipt of a copy of the Plan.
Section 7.13    Section 409A. The 2019 Stock Option awarded pursuant to these Terms and Conditions are intended to comply with or, in the alternative, be exempt from Section 409A. Any reference to a termination of Service shall be construed as a “separation from service” for purposes of Section 409A.

COTY INC.

By: ___________________________
Name:
Title:

Annex 2

Recipient	2019 Incentive Options	Elite Stock Options